Name of Registrant:
Franklin California Tax- Free Trust
File No. 811-04356

EXHIBIT ITEM No. 77Q1(a): Copies of any
material amendments to the registrant's charter or by-laws




AGREEMENT AND DECLARATION OF
TRUST
of
FRANKLIN CALIFORNIA TAX-FREE TRUST
a Delaware Statutory Trust



TABLE OF CONTENTS

Page

ARTICLE I 	NAME; OFFICES;
REGISTERED AGENT; DEFINITIONS	1
Section 1.	Name	1
Section 2.	Offices of the Trust	2
Section 3.	Registered Agent and Registered
Office	2
Section 4.	Definitions	2
ARTICLE II	PURPOSE OF TRUST	4
ARTICLE III	SHARES	7
Section 1.	Division of Beneficial Interest.	7
Section 2.	Ownership of Shares	8
Section 3.	Sale of Shares	9
Section 4.	Status of Shares and Limitation
of Personal Liability	9
Section 5.	Power of Board of Trustees to
Make Tax Status Election	9
Section 6.	Establishment and Designation
of Series and Classes	10
Section 7.	Indemnification of Shareholders	13
ARTICLE IV	THE BOARD OF TRUSTEES	14
Section 1.	Number, Election, Term,
Removal and Resignation.	14
Section 2.	Trustee Action by Written
Consent Without a Meeting	15
Section 3.	Powers; Other Business
Interests; Quorum and Required
Vote.	15
Section 4.	Payment of Expenses by the
Trust	17
Section 5.	Payment of Expenses by
Shareholders	17
Section 6.	Ownership of Trust Property	17
Section 7.	Service Contracts.	17
ARTICLE V  	SHAREHOLDERS' VOTING
POWERS AND MEETINGS	19
Section 1.	Voting Powers	19
Section 2.	Quorum and Required Vote.	19
Section 3.	Shareholder Action by Written
Consent Without a Meeting	19
Section 4.	Record Dates.	20
Section 5.	Additional Provisions	21
ARTICLE VI  	NET ASSET VALUE;
DISTRIBUTIONS;
	REDEMPTIONS; TRANSFERS	21
Section 1.	Determination of Net Asset
Value, Net Income and Distributions.	21
Section 2.	Redemptions at the Option of a
Shareholder	23
Section 3.	Redemptions at the Option of
the Trust	24
Section 4.	Transfer of Shares	24
ARTICLE VII  	LIMITATION OF LIABILITY
AND INDEMNIFICATION
	OF AGENT	25
Section 1.	Limitation of Liability.	25
Section 2.	Indemnification.	26
Section 3.	Insurance	27
Section 4.	Derivative Actions	27
ARTICLE VIII 	CERTAIN TRANSACTIONS	28
Section 1.	Dissolution of Trust or Series	28
Section 2.	Merger or Consolidation;
Conversion; Reorganization.	29
Section 3.	Master Feeder Structure	30
Section 4.	Absence of Appraisal or
Dissenters' Rights	31
ARTICLE IX  	AMENDMENTS	31
Section 1.	Amendments Generally	31
ARTICLE X  	MISCELLANEOUS	31
Section 1.	References; Headings;
Counterparts	31
Section 2.	Applicable Law	31
Section 3.	Provisions in Conflict with Law
or Regulations.	32
Section 4.	Statutory Trust Only	32
Section 5.	Use of the Names "Franklin,"
"Templeton," "Fiduciary Trust,"
and/or 	"Institutional Fiduciary Trust"	32





AGREEMENT AND DECLARATION OF
TRUST
OF
FRANKLIN CALIFORNIA TAX-FREE TRUST

      AGREEMENT AND DECLARATION OF
TRUST made as of this 18th day of October, 2006,
by the Trustees hereunder, and by the holders of
Shares to be issued by Franklin California Tax-Free
Trust (the "Trust") hereunder as hereinafter
provided.
WITNESSETH:
      WHEREAS this Trust is being formed to
carry on the business of an open-end management
investment company as defined in the 1940 Act;
and
      WHEREAS this Trust is authorized to
divide its Shares into two or more Classes, to issue
its Shares in separate Series, to divide Shares of any
Series into two or more Classes and to issue Classes
of the Trust or the Series, if any, all in accordance
with the provisions hereinafter set forth; and
      WHEREAS the Trustees have agreed to
manage all property coming into their hands as
trustees of a Delaware statutory trust in accordance
with the provisions of the Delaware Statutory Trust
Act, as amended from time to time, and the
provisions hereinafter set forth;
      NOW, THEREFORE, the Trustees hereby
declare that:
       (i) 	the Trustees will hold all cash,
securities and other assets that they may from time
to time acquire in any manner as Trustees hereunder
IN TRUST and will manage and dispose of the
same upon the following terms and conditions for
the benefit of the holders from time to time of
Shares created hereunder as hereinafter set forth;
and
      (ii)	this Declaration of Trust and the By-
Laws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the By-Laws.
ARTICLE I

NAME; OFFICES; REGISTERED AGENT;
DEFINITIONS
      Section 1.  Name.  This Trust shall be
known as "Franklin California Tax-Free Trust" and
the Board of Trustees shall conduct the business of
the Trust under that name, or any other name as it
may from time to time designate.
      Section 2.  Offices of the Trust.  The Board
may at any time establish offices of the Trust at any
place or places where the Trust intends to do
business.
      Section 3.  Registered Agent and Registered
Office.  The name of the registered agent of the
Trust and the address of the registered office of the
Trust are as set forth in the Trust's Certificate of
Trust.
      Section 4.  Definitions.  Whenever used
herein, unless otherwise required by the context or
specifically provided:
            (a)	"1940 Act" shall mean the
Investment Company Act of 1940 and the rules and
regulations thereunder, all as adopted or amended
from time to time;
            (b)	"Affiliate" shall have the
same meaning as "affiliated person" as such term is
defined in the 1940 Act when used with reference to
a specified Person, as defined below.
            (c)	"Board of Trustees" shall
mean the governing body of the Trust, that is
comprised of the number of Trustees of the Trust
fixed from time to time pursuant to Article IV
hereof, having the powers and duties set forth
herein;
            (d)	"By-Laws" shall mean By-
Laws of the Trust, as amended or restated from time
to time in accordance with Article VIII therein.
Such By-Laws may contain any provision not
inconsistent with applicable law or this Declaration
of Trust, relating to the governance of the Trust;
            (e)	"Certificate of Trust" shall
mean the certificate of trust of the Trust to be filed
with the office of the Secretary of State of the State
of Delaware as required under the Delaware
Statutory Trust Act, as amended from time to time,
to form the Trust, as such certificate shall be
amended or restated from time to time and filed
with such office;
            (f)	"Class" shall mean each class
of Shares of the Trust or of a Series of the Trust
established and designated under and in accordance
with the provisions of Article III hereof;
            (g)	"Code" shall mean the
Internal Revenue Code of 1986 and the rules and
regulations thereunder, all as adopted or amended
from time to time;
            (h)	"Commission" shall have the
meaning given that term in the 1940 Act;
            (i)	"DSTA" shall mean the
Delaware Statutory Trust Act (12 Del. C. 3801, et
seq.), as amended from time to time;
            (j)	"Declaration of Trust" shall
mean this Agreement and Declaration of Trust, as
amended or restated from time to time;
            (k)	"General Liabilities" shall
have the meaning given it in Article III, Section
6(b) of this Declaration Trust;
            (l)	"Interested Person" shall
have the meaning given that term in the 1940 Act;
            (m)	"Investment Adviser" or
"Adviser" shall mean a Person, as defined below,
furnishing services to the Trust pursuant to any
investment advisory or investment management
contract described in Article IV, Section 7(a)
hereof;
            (n)	"National Financial
Emergency" shall mean the whole or any part of
any period during (i) which an emergency exists as
a result of which disposal by the Trust of securities
or other assets owned by the Trust is not reasonably
practicable; (ii) which it is not reasonably
practicable for the Trust fairly to determine the net
asset value of its assets; or (iii) such other period as
the Commission may by order permit for the
protection of investors;
            (o)	"Person" shall mean a natural
person, partnership, limited partnership, limited
liability company, trust, estate, association,
corporation, organization, custodian, nominee or
any other individual or entity in its own or any
representative capacity, in each case, whether
domestic or foreign, and a statutory trust or a
foreign statutory or business trust;
            (p)	"Principal Underwriter" shall
have the meaning given that term in the 1940 Act;
            (q)	"Series" shall mean each
Series of Shares established and designated under
and in accordance with the provisions of Article III
hereof;
            (r)	"Shares" shall mean the
transferable shares of beneficial interest into which
the beneficial interest in the Trust shall be divided
from time to time, and shall include fractional and
whole Shares;
            (s)	"Shareholder" shall mean a
record owner of Shares pursuant to the By-Laws;
            (t)	"Trust" shall mean Franklin
California Tax-Free Trust, the Delaware statutory
trust formed hereby and by filing of the Certificate
of Trust with the office of the Secretary of State of
the State of Delaware;
            (u)	"Trust Property" shall mean
any and all property, real or personal, tangible or
intangible, which is owned or held by or for the
account of the Trust, or one or more of any Series
thereof, including, without limitation, the rights
referenced in Article X, Section 5 hereof; and
            (v)	"Trustee" or "Trustees" shall
mean each Person who signs this Declaration of Trust as a trustee and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the By-
Laws, so long as such signatory or other Person continues in office in accordance with the terms hereof and the By-Laws. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons' capacity as a trustee or trustees hereunder and under the By-
Laws.
ARTICLE II

PURPOSE OF TRUST
      The purpose of the Trust is to conduct,
operate and carry on the business of a registered
management investment company registered under
the 1940 Act, directly, or if one or more Series is
established hereunder, through one or more Series,
investing primarily in securities, and to exercise all
of the powers, rights and privileges granted to, or
conferred upon, a statutory trust formed under the
DSTA, including, without limitation, the following
powers:
            (a)	To hold, invest and reinvest
its funds, and in connection therewith, to make any
changes in the investment of the assets of the Trust,
to hold part or all of its funds in cash, to hold cash
uninvested, to subscribe for, invest in, reinvest in,
purchase or otherwise acquire, own, hold, pledge,
sell, assign, mortgage, transfer, exchange,
distribute, write options on, lend or otherwise deal
in or dispose of contracts for the future acquisition
or delivery of fixed income or other securities, and
securities or property of every nature and kind,
including, without limitation, all types of bonds,
debentures, stocks, shares, units of beneficial
interest, preferred stocks, negotiable or non-
negotiable instruments, obligations, evidences of
indebtedness, money market instruments,
certificates of deposit or indebtedness, bills, notes,
mortgages, commercial paper, repurchase or reverse
repurchase agreements, bankers' acceptances,
finance paper, and any options, certificates, receipts,
warrants, futures contracts or other instruments
representing rights to receive, purchase or subscribe
for the same, or evidencing or representing any
other rights or interests therein or in any property or
assets, and other securities of any kind, as the
foregoing are issued, created, guaranteed, or
sponsored by any and all Persons, including,
without limitation, states, territories, and
possessions of the United States and the District of
Columbia and any political subdivision, agency, or
instrumentality thereof, any foreign government or
any political subdivision of the U.S. Government or
any foreign government, or any international
instrumentality, or by any bank or savings
institution, or by any corporation or organization
organized under the laws of the United States or of
any state, territory, or possession thereof, or by any
corporation or organization organized under any
foreign law, or in "when issued" contracts for any
such securities;
            (b)	To exercise any and all
rights, powers and privileges with reference to or
incident to ownership or interest, use and enjoyment
of any of such securities and other instruments or
property of every kind and description, including,
but without limitation, the right, power and
privilege to own, vote, hold, purchase, sell,
negotiate, assign, exchange, lend, transfer,
mortgage, hypothecate, lease, pledge or write
options with respect to or otherwise deal with,
dispose of, use, exercise or enjoy any rights, title,
interest, powers or privileges under or with
reference to any of such securities and other
instruments or property, the right to consent and
otherwise act with respect thereto, with power to
designate one or more Persons, to exercise any of
said rights, powers, and privileges in respect of any
of said instruments, and to do any and all acts and
things for the preservation, protection, improvement
and enhancement in value of any of such securities
and other instruments or property;
            (c)	To sell, exchange, lend,
pledge, mortgage, hypothecate, lease or write
options with respect to or otherwise deal in any
property rights relating to any or all of the assets of
the Trust or any Series, subject to any requirements
of the 1940 Act;
            (d)	To vote or give assent, or
exercise any rights of ownership, with respect to
stock or other securities or property; and to execute
and deliver proxies or powers of attorney to such
Person or Persons as the Trustees shall deem
proper, granting to such Person or Persons such
power and discretion with relation to securities or
property as the Trustees shall deem proper;
            (e)	To exercise powers and right
of subscription or otherwise which in any manner
arise out of ownership of securities and/or other
property;
            (f)	To hold any security or
property in a form not indicating that it is trust
property, whether in bearer, unregistered or other
negotiable form, or in its own name or in the name
of a custodian or subcustodian or a nominee or
nominees or otherwise or to authorize the custodian
or a subcustodian or a nominee or nominees to
deposit the same in a securities depository, subject
in each case to proper safeguards according to the
usual practice of investment companies or any rules
or regulations applicable thereto;
            (g)	To consent to, or participate
in, any plan for the reorganization, consolidation or
merger of any corporation or issuer of any security
which is held in the Trust; to consent to any
contract, lease, mortgage, purchase or sale of
property by such corporation or issuer; and to pay
calls or subscriptions with respect to any security
held in the Trust;
            (h)	To join with other security
holders in acting through a committee, depositary,
voting trustee or otherwise, and in that connection
to deposit any security with, or transfer any security
to, any such committee, depositary or trustee, and to
delegate to them such power and authority with
relation to any security (whether or not so deposited
or transferred) as the Trustees shall deem proper,
and to agree to pay, and to pay, such portion of the
expenses and compensation of such committee,
depositary or trustee as the Trustees shall deem
proper;
            (i)	To compromise, arbitrate or
otherwise adjust claims in favor of or against the
Trust or any matter in controversy, including but
not limited to claims for taxes;
            (j)	To enter into joint ventures,
general or limited partnerships and any other
combinations or associations;
            (k)	To endorse or guarantee the
payment of any notes or other obligations of any
Person; to make contracts of guaranty or suretyship,
or otherwise assume liability for payment thereof;
            (l)	To purchase and pay for
entirely out of Trust Property such insurance as the
Board of Trustees may deem necessary or
appropriate for the conduct of the business,
including, without limitation, insurance policies
insuring the assets of the Trust or payment of
distributions and principal on its portfolio
investments, and insurance policies insuring the
Shareholders, Trustees, officers, employees, agents,
Investment Advisers, Principal Underwriters, or
independent contractors of the Trust, individually
against all claims and liabilities of every nature
arising by reason of holding Shares, holding, being
or having held any such office or position, or by
reason of any action alleged to have been taken or
omitted by any such Person as Trustee, officer,
employee, agent, Investment Adviser, Principal
Underwriter, or independent contractor, to the
fullest extent permitted by this Declaration of Trust,
the By-Laws and by applicable law;
            (m)	To adopt, establish and carry
out pension, profit-sharing, share bonus, share
purchase, savings, thrift and other retirement,
incentive and benefit plans, trusts and provisions,
including the purchasing of life insurance and
annuity contracts as a means of providing such
retirement and other benefits, for any or all of the
Trustees, officers, employees and agents of the
Trust;
            (n)	To purchase or otherwise
acquire, own, hold, sell, negotiate, exchange,
assign, transfer, mortgage, pledge or otherwise deal
with, dispose of, use, exercise or enjoy, property of
all kinds;
            (o)	To buy, sell, mortgage,
encumber, hold, own, exchange, rent or otherwise
acquire and dispose of, and to develop, improve,
manage, subdivide, and generally to deal and trade
in real property, improved and unimproved, and
wheresoever situated; and to build, erect, construct,
alter and maintain buildings, structures, and other
improvements on real property;
            (p)	To borrow or raise moneys
for any of the purposes of the Trust, and to
mortgage or pledge the whole or any part of the
property and franchises of the Trust, real, personal,
and mixed, tangible or intangible, and wheresoever
situated;
            (q)	To enter into, make and
perform contracts and undertakings of every kind
for any lawful purpose, without limit as to amount;
            (r)	To issue, purchase, sell and
transfer, reacquire, hold, trade and deal in stocks,
Shares, bonds, debentures and other securities,
instruments or other property of the Trust, from
time to time, to such extent as the Board of Trustees
shall, consistent with the provisions of this
Declaration of Trust, determine; and to re-acquire
and redeem, from time to time, its Shares or, if any,
its bonds, debentures and other securities;
            (s)	To engage in and to
prosecute, defend, compromise, abandon, or adjust,
by arbitration, or otherwise, any actions, suits,
proceedings, disputes, claims, and demands relating
to the Trust, and out of the assets of the Trust to pay
or to satisfy any debts, claims or expenses incurred
in connection therewith, including those of
litigation, and such power shall include without
limitation the power of the Trustees or any
appropriate committee thereof, in the exercise of
their or its good faith business judgment, to dismiss
any action, suit, proceeding, dispute, claim, or
demand, derivative or otherwise, brought by any
Person, including a Shareholder in the
Shareholder's own name or the name of the Trust,
whether or not the Trust or any of the Trustees may
be named individually therein or the subject matter
arises by reason of business for or on behalf of the
Trust;
            (t)	To exercise and enjoy, in
Delaware and in any other states, territories,
districts and United States dependencies and in
foreign countries, all of the foregoing powers, rights
and privileges, and the enumeration of the foregoing
powers shall not be deemed to exclude any powers,
rights or privileges so granted or conferred; and
            (u)	In general, to carry on any
other business in connection with or incidental to its trust purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of, or connected with, its business or purposes, objects or powers.
      The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. Neither the Trust nor the Board of Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.
      The foregoing clauses shall each be
construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DSTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.
ARTICLE III

SHARES
      Section 1.  Division of Beneficial Interest.
            (a)	The beneficial interest in the
Trust shall be divided into Shares, each Share
without a par value.  The number of Shares in the
Trust authorized hereunder, and of each Series and
Class as may be established from time to time, is
unlimited.  The Board of Trustees may authorize the
division of Shares into separate Classes of Shares
and into separate and distinct Series of Shares and
the division of any Series into separate Classes of
Shares in accordance with the 1940 Act.  The
different Series and Classes shall be established and
designated pursuant to Article III, Section 6 hereof.
If no separate Series or Classes of Series shall be
established, the Shares shall have the rights, powers
and duties provided for herein and in Article III,
Section 6 hereof to the extent relevant and not
otherwise provided for herein, and all references to
Series and Classes shall be construed (as the context
may require) to refer to the Trust.
(i)	The fact that the Trust
shall have one or
more established and
designated Classes of
the Trust, shall not
limit the authority of
the Board of Trustees
to establish and
designate additional
Classes of the Trust.
The fact that one or
more Classes of the
Trust shall have
initially been
established and
designated without
any specific
establishment or
designation of a
Series (i.e., that all
Shares of the Trust
are initially Shares of
one or more Classes)
shall not limit the
authority of the Board
of Trustees to later
establish and
designate a Series and
establish and
designate the Class or
Classes of the Trust as
Class or Classes,
respectively, of such
Series.
(ii)	The fact that a Series
shall have initially
been established and
designated without
any specific
establishment or
designation of Classes
(i.e., that all Shares of
such Series are
initially of a single
Class) shall not limit
the authority of the
Board of Trustees to
establish and
designate separate
Classes of said Series.
The fact that a Series
shall have more than
one established and
designated Class,
shall not limit the
authority of the Board
of Trustees to
establish and
designate additional
Classes of said Series.
            (b)	The Board of Trustees shall
have the power to issue authorized, but unissued
Shares of beneficial interest of the Trust, or any
Series and Class thereof, from time to time for such
consideration paid wholly or partly in cash,
securities or other property, as may be determined
from time to time by the Board of Trustees, subject
to any requirements or limitations of the 1940 Act.
The Board of Trustees, on behalf of the Trust, may
acquire and hold as treasury shares, reissue for such
consideration and on such terms as it may
determine, or cancel, at its discretion from time to
time, any Shares reacquired by the Trust.  The
Board of Trustees may classify or reclassify any
unissued shares of beneficial interest or any shares
of beneficial interest of the Trust or any Series or
Class thereof, that were previously issued and are
reacquired, into one or more Series or Classes that
may be established and designated from time to
time.  Notwithstanding the foregoing, the Trust and
any Series thereof may acquire, hold, sell and
otherwise deal in, for purposes of investment or
otherwise, the Shares of any other Series of the
Trust or Shares of the Trust, and such Shares shall
not be deemed treasury shares or cancelled.
            (c)	Subject to the provisions of
Section 6 of this Article III, each Share shall entitle
the holder to voting rights as provided in Article V
hereof.  Shareholders shall have no preemptive or
other right to subscribe for new or additional
authorized, but unissued Shares or other securities
issued by the Trust or any Series thereof.  The
Board of Trustees may from time to time divide or
combine the Shares of the Trust or any particular
Series thereof into a greater or lesser number of
Shares of the Trust or that Series, respectively.
Such division or combination shall not materially
change the proportionate beneficial interests of the
holders of Shares of the Trust or that Series, as the
case may be, in the Trust Property at the time of
such division or combination that is held with
respect to the Trust or that Series, as the case may
be.
            (d)	Any Trustee, officer or other
agent of the Trust, and any organization in which
any such Person has an economic or other interest,
may acquire, own, hold and dispose of Shares of
beneficial interest in the Trust or any Series and
Class thereof, whether such Shares are authorized
but unissued, or already outstanding, to the same
extent as if such Person were not a Trustee, officer
or other agent of the Trust; and the Trust or any
Series may issue and sell and may purchase such
Shares from any such Person or any such
organization, subject to the limitations, restrictions
or other provisions applicable to the sale or
purchase of such Shares herein and the 1940 Act.
      Section 2.  Ownership of Shares.  The
ownership of Shares shall be recorded on the books
of the Trust kept by the Trust or by a transfer or
similar agent for the Trust, which books shall be
maintained separately for the Shares of the Trust
and each Series and each Class thereof that has been
established and designated.  No certificates
certifying the ownership of Shares shall be issued
except as the Board of Trustees may otherwise
determine from time to time.  The Board of Trustees
may make such rules not inconsistent with the
provisions of the 1940 Act as it considers
appropriate for the issuance of Share certificates,
the transfer of Shares of the Trust and each Series
and Class thereof, if any, and similar matters.  The
record books of the Trust as kept by the Trust or
any transfer or similar agent, as the case may be,
shall be conclusive as to who are the Shareholders
of the Trust and each Series and Class thereof and
as to the number of Shares of the Trust and each
Series and Class thereof held from time to time by
each such Shareholder.
      Section 3.  Sale of Shares.  Subject to the
1940 Act and applicable law, the Trust may sell its
authorized but unissued Shares of beneficial interest
to such Persons, at such times, on such terms, and
for such consideration as the Board of Trustees may
from time to time authorize.  Each sale shall be
credited to the individual purchaser's account in the
form of full or fractional Shares of the Trust or such
Series thereof (and Class thereof, if any), as the
purchaser may select, at the net asset value per
Share, subject to Section 22 of the 1940 Act, and
the rules and regulations adopted thereunder;
provided, however, that the Board of Trustees may,
in its sole discretion, permit the Principal
Underwriter to impose a sales charge upon any such
sale.  Every Shareholder by virtue of having
become a Shareholder shall be deemed to have
expressly assented and agreed to the terms of this
Declaration of Trust and to have become bound as a
party hereto.
      Section 4.  Status of Shares and Limitation
of Personal Liability.  Shares shall be deemed to be
personal property giving to Shareholders only the
rights provided in this Declaration of Trust, the By-
Laws, and under applicable law.  Ownership of
Shares shall not entitle the Shareholder to any title
in or to the whole or any part of the Trust Property
or right to call for a partition or division of the same
or for an accounting, nor shall the ownership of
Shares constitute the Shareholders as partners.
Subject to Article VIII, Section 1 hereof, the death,
incapacity, dissolution, termination, or bankruptcy
of a Shareholder during the existence of the Trust
and any Series thereof shall not operate to dissolve
the Trust or any such Series, nor entitle the
representative of any deceased, incapacitated,
dissolved, terminated or bankrupt Shareholder to an
accounting or to take any action in court or
elsewhere against the Trust, the Trustees or any
such Series, but entitles such representative only to
the rights of said deceased, incapacitated, dissolved,
terminated or bankrupt Shareholder under this
Declaration of Trust.  Neither the Trust nor the
Trustees, nor any officer, employee or agent of the
Trust, shall have any power to bind personally any
Shareholder, nor, except as specifically provided
herein, to call upon any Shareholder for the
payment of any sum of money other than such as
the Shareholder may at any time personally agree to
pay.  Each Share, when issued on the terms
determined by the Board of Trustees, shall be fully
paid and nonassessable.  As provided in the DSTA,
Shareholders shall be entitled to the same limitation
of personal liability as that extended to stockholders
of a private corporation organized for profit under
the General Corporation Law of the State of
Delaware.
      Section 5.  Power of Board of Trustees to
Make Tax Status Election.  The Board of Trustees
shall have the power, in its discretion, to make such
elections as to the tax status of the Trust and any
Series as may be permitted or required under the
Code, without the vote of any Shareholder.
      Section 6.  Establishment and Designation
of Series and Classes.  The establishment and
designation of any Series or Class shall be effective,
without the requirement of Shareholder approval,
upon the adoption of a resolution by not less than a
majority of the then Board of Trustees, which
resolution shall set forth such establishment and
designation and may provide, to the extent
permitted by the DSTA, for rights, powers and
duties of such Series or Class (including variations
in the relative rights and preferences as between the
different Series and Classes) otherwise than as
provided herein.  Each such resolution shall be
incorporated herein by reference upon adoption.
Any such resolution may be amended by a further
resolution of a majority of the Board of Trustees,
and if Shareholder approval would be required to
make such an amendment to the language set forth
in this Declaration of Trust, such further resolution
shall require the same Shareholder approval that
would be necessary to make such amendment to the
language set forth in this Declaration of Trust.  Each
such further resolution shall be incorporated herein
by reference upon adoption.
      Each Series shall be separate and distinct
from any other Series, separate and distinct records
on the books of the Trust shall be maintained for
each Series, and the assets and liabilities belonging
to any such Series shall be held and accounted for
separately from the assets and liabilities of the Trust
or any other Series.  Each Class of the Trust shall be
separate and distinct from any other Class of the
Trust.  Each Class of a Series shall be separate and
distinct from any other Class of the Series.  As
appropriate, in a manner determined by the Board
of Trustees, the liabilities belonging to any such
Class shall be held and accounted for separately
from the liabilities of the Trust, the Series or any
other Class and separate and distinct records on the
books of the Trust for the Class shall be maintained
for this purpose.  Subject to Article II hereof, each
such Series shall operate as a separate and distinct
investment medium, with separately defined
investment objectives and policies.
      Shares of each Series (and Class where
applicable) established and designated pursuant to
this Section 6, unless otherwise provided to the
extent permitted by the DSTA, in the resolution
establishing and designating such Series or Class,
shall have the following rights, powers and duties:
            (a)	Assets Held with Respect to a
Particular Series.  All consideration received by the
Trust for the issue or sale of Shares of a particular
Series, together with all assets in which such
consideration is invested or reinvested, all income,
earnings, profits, and proceeds thereof from
whatever source derived, including, without
limitation, any proceeds derived from the sale,
exchange or liquidation of such assets, and any
funds or payments derived from any reinvestment
of such proceeds in whatever form the same may
be, shall irrevocably be held with respect to that
Series for all purposes, subject only to the rights of
creditors with respect to that Series, and shall be so
recorded upon the books of account of the Trust.
Such consideration, assets, income, earnings, profits
and proceeds thereof, from whatever source
derived, including, without limitation, any proceeds
derived from the sale, exchange or liquidation of
such assets, and any funds or payments derived
from any reinvestment of such proceeds, in
whatever form the same may be, are herein referred
to as "assets held with respect to" that Series.  In the
event that there are any assets, income, earnings,
profits and proceeds thereof, funds or payments
which are not readily identifiable as assets held with
respect to any particular Series (collectively
"General Assets"), the Board of Trustees, or an
appropriate officer as determined by the Board of
Trustees, shall allocate such General Assets to,
between or among any one or more of the Series in
such manner and on such basis as the Board of
Trustees, in its sole discretion, deems fair and
equitable, and any General Asset so allocated to a
particular Series shall be held with respect to that
Series.  Each such allocation by or under the
direction of the Board of Trustees shall be
conclusive and binding upon the Shareholders of all
Series for all purposes.
            (b)	Liabilities Held with Respect
to a Particular Series or Class.  The assets of the
Trust held with respect to a particular Series shall
be charged with the liabilities, debts, obligations,
costs, charges, reserves and expenses of the Trust
incurred, contracted for or otherwise existing with
respect to such Series.  Such liabilities, debts,
obligations, costs, charges, reserves and expenses
incurred, contracted for or otherwise existing with
respect to a particular Series are herein referred to
as "liabilities held with respect to" that Series.  Any
liabilities, debts, obligations, costs, charges,
reserves and expenses of the Trust which are not
readily identifiable as being liabilities held with
respect to any particular Series (collectively
"General Liabilities") shall be allocated by the
Board of Trustees, or an appropriate officer as
determined by the Board of Trustees, to and among
any one or more of the Series in such manner and
on such basis as the Board of Trustees in its sole
discretion deems fair and equitable.  Each allocation
of liabilities, debts, obligations, costs, charges,
reserves and expenses by or under the direction of
the Board of Trustees shall be conclusive and
binding upon the Shareholders of all Series for all
purposes.  All Persons who have extended credit
that has been allocated to a particular Series, or who
have a claim or contract that has been allocated to
any particular Series, shall look exclusively to the
assets of that particular Series for payment of such
credit, claim, or contract.  In the absence of an
express contractual agreement so limiting the claims
of such creditors, claimants and contract providers,
each creditor, claimant and contract provider shall
be deemed nevertheless to have impliedly agreed to
such limitation.
      Subject to the right of the Board of Trustees
in its discretion to allocate General Liabilities as
provided herein, the debts, liabilities, obligations
and expenses incurred, contracted for or otherwise
existing with respect to a particular Series, whether
such Series is now authorized and existing pursuant
to this Declaration of Trust or is hereafter
authorized and existing pursuant to this Declaration
of Trust, shall be enforceable against the assets held
with respect to that Series only, and not against the
assets of any other Series or the Trust generally and
none of the debts, liabilities, obligations and
expenses incurred, contracted for or otherwise
existing with respect to the Trust generally or any
other Series thereof shall be enforceable against the
assets held with respect to such Series.  Notice of
this limitation on liabilities between and among
Series shall be set forth in the Certificate of Trust to
be filed in the Office of the Secretary of State of the
State of Delaware pursuant to the DSTA, and upon
the giving of such notice in the Certificate of Trust,
the statutory provisions of Section 3804 of the
DSTA relating to limitations on liabilities between
and among Series (and the statutory effect under
Section 3804 of setting forth such notice in the
Certificate of Trust) shall become applicable to the
Trust and each Series.
      Liabilities, debts, obligations, costs, charges,
reserves and expenses related to the distribution of,
and other identified expenses that should or may
properly be allocated to, the Shares of a particular
Class may be charged to and borne solely by such
Class.  The bearing of expenses solely by a
particular Class of Shares may be appropriately
reflected (in a manner determined by the Board of
Trustees) and may affect the net asset value
attributable to, and the dividend, redemption and
liquidation rights of, such Class.  Each allocation of
liabilities, debts, obligations, costs, charges,
reserves and expenses by or under the direction of
the Board of Trustees shall be conclusive and
binding upon the Shareholders of all Classes for all
purposes.  All Persons who have extended credit
that has been allocated to a particular Class, or who
have a claim or contract that has been allocated to
any particular Class, shall look, and may be
required by contract to look, exclusively to that
particular Class for payment of such credit, claim,
or contract.
            (c)	Dividends, Distributions and
Redemptions.  Notwithstanding any other
provisions of this Declaration of Trust, including,
without limitation, Article VI hereof, no dividend or
distribution including, without limitation, any
distribution paid upon dissolution of the Trust or of
any Series with respect to, nor any redemption of,
the Shares of any Series or Class of such Series
shall be effected by the Trust other than from the
assets held with respect to such Series, nor, except
as specifically provided in Section 7 of this Article
III, shall any Shareholder of any particular Series
otherwise have any right or claim against the assets
held with respect to any other Series or the Trust
generally except, in the case of a right or claim
against the assets held with respect to any other
Series, to the extent that such Shareholder has such
a right or claim hereunder as a Shareholder of such
other Series.  The Board of Trustees shall have full
discretion, to the extent not inconsistent with the
1940 Act, to determine which items shall be treated
as income and which items as capital; and each such
determination and allocation shall be conclusive and
binding upon the Shareholders.
            (d)	Voting.  All Shares of the
Trust entitled to vote on a matter shall vote in the
aggregate without differentiation between the
Shares of the separate Series, if any, or separate
Classes, if any; provided that (i) with respect to any
matter that affects only the interests of some but not
all Series, then only the Shares of such affected
Series, voting separately, shall be entitled to vote on
the matter, (ii) with respect to any matter that
affects only the interests of some but not all Classes,
then only the Shares of such affected Classes,
voting separately, shall be entitled to vote on the
matter; and (iii) notwithstanding the foregoing, with
respect to any matter as to which the 1940 Act or
other applicable law or regulation requires voting,
by Series or by Class, then the Shares of the Trust
shall vote as prescribed in such law or regulation.
            (e)	Equality.  Each Share of any
particular Series shall be equal to each other Share
of such Series (subject to the rights and preferences
with respect to separate Classes of such Series).
            (f)	Fractions.  A fractional Share
of a Series shall carry proportionately all the rights
and obligations of a whole Share of such Series,
including rights with respect to voting, receipt of
dividends and distributions, redemption of Shares
and dissolution of the Trust or that Series.
            (g)	Exchange Privilege.  The
Board of Trustees shall have the authority to
provide that the holders of Shares of any Series
shall have the right to exchange said Shares for
Shares of one or more other Series in accordance
with such requirements and procedures as may be
established by the Board of Trustees, and in
accordance with the 1940 Act.
            (h)	Combination of Series or
Classes.
(i)	The Board of Trustees
shall have the
authority, without the
approval, vote or
consent of the
Shareholders of any
Series, unless
otherwise required by
applicable law, to
combine the assets
and liabilities held
with respect to any
two or more Series
into assets and
liabilities held with
respect to a single
Series; provided that
upon completion of
such combination of
Series, the interest of
each Shareholder, in
the combined assets
and liabilities held
with respect to the
combined Series shall
equal the interest of
each such Shareholder
in the aggregate of the
assets and liabilities
held with respect to
the Series that were
combined.
(ii)	The Board of Trustees
shall have the
authority, without the
approval, vote or
consent of the
Shareholders of any
Series or Class, unless
otherwise required by
applicable law, to
combine, merge or
otherwise consolidate
the Shares of two or
more Classes of
Shares of a Series
with and/or into a
single Class of Shares
of such Series, with
such designation,
preference,
conversion or other
rights, voting powers,
restrictions,
limitations as to
dividends,
qualifications, terms
and conditions of
redemption and other
characteristics as the
Trustees may
determine; provided,
however, that the
Trustees shall provide
written notice to the
affected Shareholders
of any such
transaction.
(iii)	The transactions in (i)
and (ii) above may be
effected through
share-for-share
exchanges, transfers
or sales of assets,
Shareholder in-kind
redemptions and
purchases, exchange
offers, or any other
method approved by
the Trustees.
            (i)	Dissolution or Termination.
Any particular Series shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article VIII, Section 1 hereof. Upon dissolution of a particular Series, the Trustees shall wind up the affairs of such Series in accordance with Article VIII Section 1 hereof and thereafter, rescind the establishment and designation thereof.
The Board of Trustees shall terminate any particular
Class and rescind the establishment and designation thereof: (i) upon approval by a majority of votes cast at a meeting of the Shareholders of such Class, provided a quorum of Shareholders of such Class are present, or by action of the Shareholders of such Class by written consent without a meeting pursuant to Article V, Section 3; or (ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares outstanding of such Class, or (B) upon prior written notice to the Shareholders of such Class; provided, however, that upon the rescission of the establishment and designation of any particular Series, every Class of such Series shall thereby be terminated and its establishment and designation rescinded. Each resolution of the Board of Trustees pursuant to this Section 6(i) shall be incorporated herein by reference upon adoption.
      Section 7.  Indemnification of Shareholders.
No shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. If any Shareholder or former Shareholder shall be exposed to liability, charged with liability, or held personally liable, for any obligations or liability of the Trust, by reason of a claim or demand relating exclusively to his or her being or having been a Shareholder of the Trust or a Shareholder of a particular Series thereof, and not because of such Shareholder's actions or omissions, such Shareholder or former
Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of such Series thereof, as the case may be, against all loss and expense, including without limitation, attorneys' fees, arising from such claim or demand; provided, however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any Shares and
(ii) expenses charged to a Shareholder pursuant to
Article IV, Section 5 hereof.
ARTICLE IV

THE BOARD OF TRUSTEES
      Section 1.  Number, Election, Term,
Removal and Resignation.
            (a)	The initial Board of Trustees
shall be comprised of the Trustees entering into this
Declaration of Trust on the date first written above,
who shall hold office until the initial holder of a
Share executes a consent in writing to elect a Board
of Trustees that holds office in accordance with
paragraph (c) of this Section 1.  The initial Trustees
shall (i) execute and file or cause to be filed the
Certificate of Trust with the office of the Secretary
of State of the State of Delaware and (ii) adopt the
By-Laws.  In accordance with Section 3801 of the
DSTA, each Trustee shall become a Trustee and be
bound by this Declaration of Trust and the By-Laws
when such Person signs this Declaration of Trust as
a trustee and/or is duly elected or appointed,
qualified and serving on the Board of Trustees in
accordance with the provisions hereof and the By-
Laws, so long as such signatory or other Person
continues in office in accordance with the terms
hereof.
            (b)	The number of Trustees
constituting the entire Board of Trustees may be
fixed from time to time by the vote of a majority of
the then Board of Trustees; provided, however, that
the number of Trustees shall in no event be less than
one (1) nor more than fifteen (15).  The number of
Trustees shall not be reduced so as to shorten the
term of any Trustee then in office.
            (c)	Each Trustee shall hold office
for the lifetime of the Trust or until such Trustee's
earlier death, resignation, removal, retirement or
inability otherwise to serve, or, if sooner than any of
such events, until the next meeting of Shareholders
called for the purpose of electing Trustees or
consent of Shareholders in lieu thereof for the
election of Trustees, and until the election and
qualification of his or her successor.
            (d)	Any Trustee may be
removed, with or without cause, by the Board of
Trustees, by action of a majority of the Trustees
then in office, or by vote of the Shareholders at any
meeting called for that purpose.
            (e)	Any Trustee may resign at
any time by giving written notice to the secretary of
the Trust or to a meeting of the Board of Trustees.
Such resignation shall be effective upon receipt,
unless specified to be effective at some later time.
      Section 2.  Trustee Action by Written
Consent Without a Meeting.  To the extent not
inconsistent with the provisions of the 1940 Act,
any action that may be taken at any meeting of the
Board of Trustees or any committee thereof may be
taken without a meeting and without prior written
notice if a consent or consents in writing setting
forth the action so taken is signed by the Trustees
having not less than the minimum number of votes
that would be necessary to authorize or take that
action at a meeting at which all Trustees on the
Board of Trustees or any committee thereof, as the
case may be, were present and voted.  Written
consents of the Trustees may be executed in one or
more counterparts.  A consent transmitted by
electronic transmission (as defined in Section 3806
of the DSTA) by a Trustee shall be deemed to be
written and signed for purposes of this Section.  All
such consents shall be filed with the secretary of the
Trust and shall be maintained in the Trust's records.
      Section 3.  Powers; Other Business Interests;
Quorum and Required Vote.
            (a)	Powers.  Subject to the
provisions of this Declaration of Trust, the business
of the Trust (including every Series thereof) shall be
managed by or under the direction of the Board of
Trustees, and such Board of Trustees shall have all
powers necessary or convenient to carry out that
responsibility.  The Board of Trustees shall have
full power and authority to do any and all acts and
to make and execute any and all contracts and
instruments that it may consider necessary or
appropriate in connection with the operation and
administration of the Trust (including every Series
thereof).  The Board of Trustees shall not be bound
or limited by present or future laws or customs with
regard to investments by trustees or fiduciaries, but,
subject to the other provisions of this Declaration of
Trust and the By-Laws, shall have full authority and
absolute power and control over the assets and the
business of the Trust (including every Series
thereof) to the same extent as if the Board of
Trustees was the sole owner of such assets and
business in its own right, including such authority,
power and control to do all acts and things as it, in
its sole discretion, shall deem proper to accomplish
the purposes of this Trust.  Without limiting the
foregoing, the Board of Trustees may, subject to the
requisite vote for such actions as set forth in this
Declaration of Trust and the By-Laws: (1) adopt
By-Laws not inconsistent with applicable law or
this Declaration of Trust; (2) amend, restate and
repeal such By-Laws, subject to and in accordance
with the provisions of such By-Laws; (3) fill
vacancies on the Board of Trustees in accordance
with this Declaration of Trust and the By-Laws; (4)
elect and remove such officers and appoint and
terminate such agents as it considers appropriate, in
accordance with this Declaration of Trust and the
By-Laws; (5) establish and terminate one or more
committees of the Board of Trustees pursuant to the
By-Laws; (6) place Trust Property in custody as
required by the 1940 Act, employ one or more
custodians of the Trust Property and authorize such
custodians to employ sub-custodians and to place
all or any part of such Trust Property with a
custodian or a custodial system meeting the
requirements of the 1940 Act; (7) retain a transfer
agent, dividend disbursing agent, a shareholder
servicing agent or administrative services agent, or
any number thereof or any other service provider as
deemed appropriate; (8) provide for the issuance
and distribution of shares of beneficial interest in
the Trust or other securities or financial instruments
directly or through one or more Principal
Underwriters or otherwise; (9) retain one or more
Investment Adviser(s); (10) re-acquire and redeem
Shares on behalf of the Trust and transfer Shares
pursuant to applicable law; (11) set record dates for
the determination of Shareholders with respect to
various matters, in the manner provided in Article
V, Section 4 of this Declaration of Trust; (12)
declare and pay dividends and distributions to
Shareholders from the Trust Property, in accordance
with this Declaration of Trust and the By-Laws;
(13) establish, designate and redesignate from time
to time, in accordance with the provisions of Article
III, Section 6 hereof, any Series or Class of the
Trust or of a Series; (14) hire personnel as staff for
the Board of Trustees or, for those Trustees who are
not Interested Persons of the Trust, the Investment
Adviser, or the Principal Underwriter, set the
compensation to be paid by the Trust to such
personnel, exercise exclusive supervision of such
personnel, and remove one or more of such
personnel, at the discretion of the Board of
Trustees; (15) retain special counsel, other experts
and/or consultants for the Board of Trustees, for
those Trustees who are not Interested Persons of the
Trust, the Investment Adviser, or the Principal
Underwriter, and/or for one or more of the
committees of the Board of Trustees, set the
compensation to be paid by the Trust to such special
counsel, other experts and/or consultants, and
remove one or more of such special counsel, other
experts and/or consultants, at the discretion of the
Board of Trustees; (16) engage in and prosecute,
defend, compromise, abandon, or adjust, by
arbitration, or otherwise, any actions, suits,
proceedings, disputes, claims, and demands relating
to the Trust, and out of the assets of the Trust to pay
or to satisfy any debts, claims or expenses incurred
in connection therewith, including those of
litigation, and such power shall include, without
limitation, the power of the Trustees, or any
appropriate committee thereof, in the exercise of
their or its good faith business judgment, to dismiss
any action, suit, proceeding, dispute, claim or
demand, derivative or otherwise, brought by any
person, including a shareholder in its own name or
in the name of the Trust, whether or not the Trust or
any of the Trustees may be named individually
therein or the subject matter arises by reason of
business for or on behalf of the Trust; and (17) in
general delegate such authority as it considers
desirable to any Trustee or officer of the Trust, to
any committee of the Trust, to any agent or
employee of the Trust or to any custodian, transfer,
dividend disbursing, shareholder servicing agent,
Principal Underwriter, Investment Adviser, or other
service provider.
      The powers of the Board of Trustees set
forth in this Section 3(a) are without prejudice to
any other powers of the Board of Trustees set forth
in this Declaration of Trust and the By-Laws.  Any
determination as to what is in the best interests of
the Trust or any Series or Class thereof and its
Shareholders made by the Board of Trustees in
good faith shall be conclusive.  In construing the
provisions of this Declaration of Trust, the
presumption shall be in favor of a grant of power to
the Board of Trustees.
            (b)	Other Business Interests.
The Trustees shall devote to the affairs of the Trust
(including every Series thereof) such time as may
be necessary for the proper performance of their
duties hereunder, but neither the Trustees nor the
officers, directors, shareholders, partners or
employees of the Trustees, if any, shall be expected
to devote their full time to the performance of such
duties.  The Trustees, or any Affiliate, shareholder,
officer, director, partner or employee thereof, or any
Person owning a legal or beneficial interest therein,
may engage in, or possess an interest in, any
business or venture other than the Trust or any
Series thereof, of any nature and description,
independently or with or for the account of others.
None of the Trust, any Series thereof or any
Shareholder shall have the right to participate or
share in such other business or venture or any profit
or compensation derived therefrom.
            (c)	Quorum and Required Vote.
At all meetings of the Board of Trustees, a majority
of the Board of Trustees then in office shall be
present in person in order to constitute a quorum for
the transaction of business.  A meeting at which a
quorum is initially present may continue to transact
business notwithstanding the departure of Trustees
from the meeting, if any action taken is approved by
at least a majority of the required quorum for that
meeting.  Subject to Article III, Sections 1 and 6 of
the By-Laws and except as otherwise provided
herein or required by applicable law, the vote of not
less than a majority of the Trustees present at a
meeting at which a quorum is present shall be the
act of the Board of Trustees.
      Section 4.  Payment of Expenses by the
Trust.  Subject to the provisions of Article III,
Section 6 hereof, an authorized officer of the Trust
shall pay or cause to be paid out of the principal or
income of the Trust or any particular Series or Class
thereof, or partly out of the principal and partly out
of the income of the Trust or any particular Series
or Class thereof, and charge or allocate the same to,
between or among such one or more of the Series or
Classes that may be established or designated
pursuant to Article III, Section 6 hereof, as such
officer deems fair, all expenses, fees, charges, taxes
and liabilities incurred by or arising in connection
with the maintenance or operation of the Trust or a
particular Series or Class thereof, or in connection
with the management thereof, including, but not
limited to, the Trustees' compensation and such
expenses, fees, charges, taxes and liabilities
associated with the services of the Trust's officers,
employees, Investment Adviser(s), Principal
Underwriter, auditors, counsel, custodian, sub-
custodian, transfer agent, dividend disbursing agent,
shareholder servicing agent, and such other agents
or independent contractors and such other expenses,
fees, charges, taxes and liabilities as the Board of
Trustees may deem necessary or proper to incur.
      Section 5.  Payment of Expenses by
Shareholders.  The Board of Trustees shall have the
power, as frequently as it may determine, to cause
any Shareholder to pay directly, in advance or
arrears, an amount fixed from time to time by the
Board of Trustees or an officer of the Trust for
charges of the Trust's custodian or transfer,
dividend disbursing, shareholder servicing or
similar agent which are not customarily charged
generally to the Trust, a Series or a Class, where
such services are provided to such Shareholder
individually, rather than to all Shareholders
collectively, by setting off such amount due from
such Shareholder from the amount of (i) declared
but unpaid dividends or distributions owed such
Shareholder, or (ii) proceeds from the redemption
by the Trust of Shares from such Shareholder
pursuant to Article VI hereof.
      Section 6.  Ownership of Trust Property.
Legal title to all of the Trust Property shall at all
times be vested in the Trust, except that the Board
of Trustees shall have the power to cause legal title
to any Trust Property to be held by or in the name
of any Person as nominee, on such terms as the
Board of Trustees may determine, in accordance
with applicable law.
      Section 7.  Service Contracts.
            (a)	Subject to this Declaration of
Trust, the By-Laws and the 1940 Act, the Board of
Trustees may, at any time and from time to time,
contract for exclusive or nonexclusive investment
advisory or investment management services for the
Trust or for any Series thereof with any corporation,
trust, association or other organization, including
any Affiliate; and any such contract may contain
such other terms as the Board of Trustees may
determine, including without limitation, delegation
of authority to the Investment Adviser to determine
from time to time without prior consultation with
the Board of Trustees what securities and other
instruments or property shall be purchased or
otherwise acquired, owned, held, invested or
reinvested in, sold, exchanged, transferred,
mortgaged, pledged, assigned, negotiated, or
otherwise dealt with or disposed of, and what
portion, if any, of the Trust Property shall be held
uninvested and to make changes in the Trust's or a
particular Series' investments, or to engage in such
other activities, including administrative services, as
may specifically be delegated to such party.
            (b)	The Board of Trustees may
also, at any time and from time to time, contract
with any Person, including any Affiliate, appointing
it or them as the exclusive or nonexclusive
placement agent, distributor or Principal
Underwriter for the Shares of beneficial interest of
the Trust or one or more of the Series or Classes
thereof, or for other securities or financial
instruments to be issued by the Trust, or appointing
it or them to act as the administrator, fund
accountant or accounting agent, custodian, transfer
agent, dividend disbursing agent and/or shareholder
servicing agent for the Trust or one or more of the
Series or Classes thereof.
            (c)	The Board of Trustees is
further empowered, at any time and from time to
time, to contract with any Persons, including any
Affiliates, to provide such other services to the
Trust or one or more of its Series, as the Board of
Trustees determines to be in the best interests of the
Trust, such Series and its Shareholders.
            (d)	None of the following facts
or circumstances shall affect the validity of any of
the contracts provided for in this Article IV, Section
7, or disqualify any Shareholder, Trustee, employee
or officer of the Trust from voting upon or
executing the same, or create any liability or
accountability to the Trust, any Series thereof or the
Shareholders, provided that the establishment of
and performance of each such contract is
permissible under the 1940 Act, and provided
further that such Person is authorized to vote upon
such contract under the 1940 Act:
(i)	the fact that any of the
Shareholders,
Trustees, employees
or officers of the
Trust is a shareholder,
director, officer,
partner, trustee,
employee, manager,
Adviser, placement
agent, Principal
Underwriter,
distributor, or
Affiliate or agent of
or for any Person, or
for any parent or
Affiliate of any
Person, with which
any type of service
contract provided for
in this Article IV,
Section 7 may have
been or may hereafter
be made, or that any
such Person, or any
parent or Affiliate
thereof, is a
Shareholder or has an
interest in the Trust,
or
(ii)	the fact that any
Person with which
any type of service
contract provided for
in this Article IV,
Section 7 may have
been or may hereafter
be made also has such
a service contract
with one or more
other Persons, or has
other business or
interests.
            (e)	Every contract referred to in
this Section 7 is required to comply with this Declaration of Trust, the By-Laws, the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.
ARTICLE V

SHAREHOLDERS' VOTING POWERS AND
MEETINGS
      Section 1.  Voting Powers.  Subject to the
provisions of Article III, Section 6 hereof, the
Shareholders shall have the power to vote only (i)
on such matters required by this Declaration of
Trust, the By-Laws, the 1940 Act, other applicable
law and any registration statement of the Trust filed
with the Commission, the registration of which is
effective; and (ii) on such other matters as the
Board of Trustees may consider necessary or
desirable.  Subject to Article III hereof, the
Shareholder of record (as of the record date
established pursuant to Section 4 of this Article V)
of each Share shall be entitled to one vote for each
full Share, and a fractional vote for each fractional
Share.  Shareholders shall not be entitled to
cumulative voting in the election of Trustees or on
any other matter.
      Section 2.  Quorum and Required Vote.
            (a)	Forty percent (40%) of the
outstanding Shares entitled to vote at a
Shareholders' meeting, which are present in person
or represented by proxy, shall constitute a quorum
at the Shareholders' meeting, except when a larger
quorum is required by this Declaration of Trust, the
By-Laws, applicable law or the requirements of any
securities exchange on which Shares are listed for
trading, in which case such quorum shall comply
with such requirements.  When a separate vote by
one or more Series or Classes is required, forty
percent (40%) of the outstanding Shares of each
such Series or Class entitled to vote at a
Shareholders' meeting of such Series or Class,
which are present in person or represented by
proxy, shall constitute a quorum at the
Shareholders' meeting of such Series or Class,
except when a larger quorum is required by this
Declaration of Trust, the By-Laws, applicable law
or the requirements of any securities exchange on
which Shares of such Series or Class are listed for
trading, in which case such quorum shall comply
with such requirements.
            (b)	Subject to the provisions of
Article III, Section 6(d), when a quorum is present
at any meeting, a majority of the votes cast shall
decide any questions and a plurality shall elect a
Trustee, except when a larger vote is required by
any provision of this Declaration of Trust or the By-
Laws or by applicable law.  Pursuant to Article III,
Section 6(d) hereof, where a separate vote by Series
and, if applicable, by Class is required, the
preceding sentence shall apply to such separate
votes by Series and Classes.
            (c)	Abstentions and broker non-
votes will be treated as votes present at a
Shareholders' meeting; abstentions and broker non-
votes will not be treated as votes cast at such
meeting.  Abstentions and broker non-votes,
therefore (i) will be included for purposes of
determining whether a quorum is present; and (ii)
will have no effect on proposals that require a
plurality for approval, or on proposals requiring an
affirmative vote of a majority of votes cast for
approval.
      Section 3.  Shareholder Action by Written
Consent Without a Meeting.  Any action which may
be taken at any meeting of Shareholders may be
taken without a meeting if a consent or consents in
writing setting forth the action so taken is or are
signed by the holders of a majority of the Shares
entitled to vote on such action (or such different
proportion thereof as shall be required by law, the
Declaration of Trust or the By-Laws for approval of
such action) and is or are received by the secretary
of the Trust either: (i) by the date set by resolution
of the Board of Trustees for the shareholder vote on
such action; or (ii) if no date is set by resolution of
the Board, within 30 days after the record date for
such action as determined by reference to Article V,
Section 4(b) hereof.  The written consent for any
such action may be executed in one or more
counterparts, each of which shall be deemed an
original, and all of which when taken together shall
constitute one and the same instrument.  A consent
transmitted by electronic transmission (as defined in
the DSTA) by a Shareholder or by a Person or
Persons authorized to act for a Shareholder shall be
deemed to be written and signed for purposes of this
Section.  All such consents shall be filed with the
secretary of the Trust and shall be maintained in the
Trust's records.  Any Shareholder that has given a
written consent or the Shareholder's proxyholder or
a personal representative of the Shareholder or its
respective proxyholder may revoke the consent by a
writing received by the secretary of the Trust either:
(i) before the date set by resolution of the Board of
Trustees for the shareholder vote on such action; or
(ii) if no date is set by resolution of the Board,
within 30 days after the record date for such action
as determined by reference to Article V, Section
4(b) hereof.
      Section 4.  Record Dates.
            (a)	For purposes of determining
the Shareholders entitled to notice of, and to vote at,
any meeting of Shareholders, the Board of Trustees
may fix a record date, which record date shall not
precede the date upon which the resolution fixing
the record date is adopted by the Board of Trustees,
and which record date shall not be more than one
hundred and twenty (120) days nor less than ten
(10) days before the date of any such meeting.  A
determination of Shareholders of record entitled to
notice of or to vote at a meeting of Shareholders
shall apply to any adjournment of the meeting;
provided, however, that the Board of Trustees may
fix a new record date for the adjourned meeting and
shall fix a new record date for any meeting that is
adjourned for more than sixty (60) days from the
date set for the original meeting.  For purposes of
determining the Shareholders entitled to vote on any
action without a meeting, the Board of Trustees
may fix a record date, which record date shall not
precede the date upon which the resolution fixing
the record date is adopted by the Board of Trustees,
and which record date shall not be more than thirty
(30) days after the date upon which the resolution
fixing the record date is adopted by the Board of
Trustees.
            (b)	If the Board of Trustees does
not so fix a record date:
(i)	the record date for
determining
Shareholders entitled
to notice of, and to
vote at, a meeting of
Shareholders shall be
at the close of
business on the day
next preceding the
day on which notice is
given or, if notice is
waived, at the close of
business on the day
next preceding the
day on which the
meeting is held.
(ii)	the record date for
determining
Shareholders entitled
to vote on any action
by consent in writing
without a meeting of
Shareholders, (1)
when no prior action
by the Board of
Trustees has been
taken, shall be the day
on which the first
signed written consent
setting forth the
action taken is
delivered to the Trust,
or (2) when prior
action of the Board of
Trustees has been
taken, shall be at the
close of business on
the day on which the
Board of Trustees
adopts the resolution
taking such prior
action.
            (c)	For the purpose of
determining the Shareholders of the Trust or any
Series or Class thereof who are entitled to receive
payment of any dividend or of any other distribution
of assets of the Trust or any Series or Class thereof
(other than in connection with a dissolution of the
Trust or a Series, a merger, consolidation,
conversion, reorganization, or any other
transactions, in each case that is governed by
Article VIII of the Declaration of Trust), the Board
of Trustees may:
(i)	from time to time fix
a record date, which
record date shall not
precede the date upon
which the resolution
fixing the record date
is adopted, and which
record date shall not
be more than sixty
(60) days before the
date for the payment
of such dividend
and/or such other
distribution;
(ii)	adopt standing
resolutions fixing
record dates and
related payment dates
at periodic intervals
of any duration for the
payment of such
dividend and/or such
other distribution;
and/or
(iii)	delegate to an
appropriate officer or
officers of the Trust
the determination of
such periodic record
and/or payments dates
with respect to such
dividend and/or such
other distribution.
Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or Classes.
      Section 5.  Additional Provisions.  The By-
Laws may include further provisions for
Shareholders' votes, meetings and related matters.
ARTICLE VI

NET ASSET VALUE; DISTRIBUTIONS;
REDEMPTIONS; TRANSFERS
      Section 1.  Determination of Net Asset
Value, Net Income and Distributions.
            (a)	Subject to Article III, Section
6 hereof, the Board of Trustees shall have the power
to determine from time to time the offering price for
authorized, but unissued, Shares of beneficial
interest of the Trust or any Series or Class thereof,
respectively, that shall yield to the Trust or such
Series or Class not less than the net asset value
thereof, in addition to any amount of applicable
sales charge to be paid to the Principal Underwriter
or the selling broker or dealer in connection with
the sale of such Shares, at which price the Shares of
the Trust or such Series or Class, respectively, shall
be offered for sale, subject to any other
requirements or limitations of the 1940 Act.
            (b)	Subject to Article III, Section
6 hereof, the Board of Trustees may, subject to the
1940 Act, prescribe and shall set forth in the By-
Laws, this Declaration of Trust or in a resolution of
the Board of Trustees such bases and time for
determining the net asset value per Share of the
Trust or any Series or Class thereof, or net income
attributable to the Shares of the Trust or any Series
or Class thereof or the declaration and payment of
dividends and distributions on the Shares of the
Trust or any Series or Class thereof, as it may deem
necessary or desirable, and such dividends and
distributions may vary between the Classes to
reflect differing allocations of the expenses of the
Trust between such Classes to such extent and for
such purposes as the Trustees may deem
appropriate.
            (c)	The Shareholders of the Trust
or any Series or Class, if any, shall be entitled to
receive dividends and distributions, when, if and as
declared by the Board of Trustees with respect
thereto, provided that with respect to Classes, such
dividends and distributions shall comply with the
1940 Act.  The right of Shareholders to receive
dividends or other distributions on Shares of any
Class may be set forth in a plan adopted by the
Board of Trustees and amended from time to time
pursuant to the 1940 Act.  No Share shall have any
priority or preference over any other Share of the
Trust with respect to dividends or distributions paid
in the ordinary course of business or distributions
upon dissolution of the Trust made pursuant to
Article VIII, Section 1 hereof; provided however,
that
(i)	if the Shares of the
Trust are divided into
Series thereof, no
Share of a particular
Series shall have any
priority or preference
over any other Share
of the same Series
with respect to
dividends or
distributions paid in
the ordinary course of
business or
distributions upon
dissolution of the
Trust or of such
Series made pursuant
to Article VIII,
Section 1 hereof;
(ii)	if the Shares of the
Trust are divided into
Classes thereof, no
Share of a particular
Class shall have any
priority or preference
over any other Share
of the same Class
with respect to
dividends or
distributions paid in
the ordinary course of
business or
distributions upon
dissolution of the
Trust made pursuant
to Article VIII,
Section 1 hereof; and
(iii)	if the Shares of a
Series are divided into
Classes thereof, no
Share of a particular
Class of such Series
shall have any priority
or preference over
any other Share of the
same Class of such
Series with respect to
dividends or
distributions paid in
the ordinary course of
business or
distributions upon
dissolution of such
Series made pursuant
to Article VIII,
Section 1 hereof.
All dividends and distributions shall be made
ratably among all Shareholders of the Trust, a
particular Class of the Trust, a particular Series, or a
particular Class of a Series from the Trust Property
held with respect to the Trust, such Series or such
Class, respectively, according to the number of
Shares of the Trust, such Series or such Class held
of record by such Shareholders on the record date
for any dividend or distribution; provided however,
that
(iv)	if the Shares of the
Trust are divided into
Series thereof, all
dividends and
distributions from the
Trust Property and, if
applicable, held with
respect to such Series,
shall be distributed to
each Series thereof
according to the net
asset value computed
for such Series and
within such particular
Series, shall be
distributed ratably to
the Shareholders of
such Series according
to the number of
Shares of such Series
held of record by such
Shareholders on the
record date for any
dividend or
distribution; and
(v)	if the Shares of the
Trust or of a Series
are divided into
Classes thereof, all
dividends and
distributions from the
Trust Property and, if
applicable, held with
respect to the Trust or
such Series, shall be
distributed to each
Class thereof
according to the net
asset value computed
for such Class and
within such particular
Class, shall be
distributed ratably to
the Shareholders of
such Class according
to the number of
Shares of such Class
held of record by such
Shareholders on the
record date for any
dividend or
distribution.
Dividends and distributions may be paid in cash, in
kind or in Shares.
            (d)	Before payment of any
dividend there may be set aside out of any funds of
the Trust, or the applicable Series thereof, available
for dividends such sum or sums as the Board of
Trustees may from time to time, in its absolute
discretion, think proper as a reserve fund to meet
contingencies, or for equalizing dividends, or for
repairing or maintaining any property of the Trust,
or any Series thereof, or for such other lawful
purpose as the Board of Trustees shall deem to be in
the best interests of the Trust, or the applicable
Series, as the case may be, and the Board of
Trustees may abolish any such reserve in the
manner in which the reserve was created.
      Section 2.  Redemptions at the Option of a
Shareholder.  Unless otherwise provided in the
prospectus of the Trust relating to the Shares, as
such prospectus may be amended from time to time:
            (a)	The Trust shall purchase such
Shares as are offered by any Shareholder for
redemption upon the presentation of a proper
instrument of transfer together with a request
directed to the Trust or a Person designated by the
Trust that the Trust purchase such Shares and/or in
accordance with such other procedures for
redemption as the Board of Trustees may from time
to time authorize.  If certificates have been issued to
a Shareholder, any request for redemption by such
Shareholder must be accompanied by surrender of
any outstanding certificate or certificates for such
Shares in form for transfer, together with such proof
of the authenticity of signatures as may reasonably
be required on such Shares and accompanied by
proper stock transfer stamps, if applicable.
            (b)	The Trust shall pay for such
Shares the net asset value thereof (excluding any
applicable redemption fee or sales load), in
accordance with this Declaration of Trust, the By-
Laws, the 1940 Act and other applicable law.
Payments for Shares so redeemed by the Trust shall
be made in cash, except payment for such Shares
may, at the option of the Board of Trustees, or such
officer or officers as it may duly authorize in its
complete discretion, be made in kind or partially in
cash and partially in kind.  In case of any payment
in kind, the Board of Trustees, or its authorized
officers, shall have absolute discretion as to what
security or securities of the Trust or the applicable
Series shall be distributed in kind and the amount of
the same; and the securities shall be valued for
purposes of distribution at the value at which they
were appraised in computing the then current net
asset value of the Shares, provided that any
Shareholder who cannot legally acquire securities
so distributed in kind shall receive cash to the extent
permitted by the 1940 Act.  Shareholders shall bear
the expenses of in-kind transactions, including, but
not limited to, transfer agency fees, custodian fees
and costs of disposition of such securities.
            (c)	Payment by the Trust for
such redemption of Shares shall be made by the
Trust to the Shareholder within seven days after the
date on which the redemption request is received in
proper form and/or such other procedures
authorized by the Board of Trustees are complied
with; provided, however, that if payment shall be
made other than exclusively in cash, any securities
to be delivered as part of such payment shall be
delivered as promptly as any necessary transfers of
such securities on the books of the several
corporations whose securities are to be delivered
practicably can be made, which may not necessarily
occur within such seven-day period.  In no case
shall the Trust be liable for any delay of any
corporation or other Person in transferring securities
selected for delivery as all or part of any payment in
kind.
            (d)	The obligations of the Trust
set forth in this Section 2 are subject to the
provision that such obligations may be suspended or
postponed by the Board of Trustees (1) during any
time the New York Stock Exchange (the
"Exchange") is closed for other than weekends or
holidays; (2) if permitted by the rules of the
Commission, during periods when trading on the
Exchange is restricted; or (3) during any National
Financial Emergency.  The Board of Trustees may,
in its discretion, declare that the suspension relating
to a National Financial Emergency shall terminate,
as the case may be, on the first business day on
which the Exchange shall have reopened or the
period specified above shall have expired (as to
which, in the absence of an official ruling by the
Commission, the determination of the Board of
Trustees shall be conclusive).
            (e)	The right of any Shareholder
of the Trust or any Series or Class thereof to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed, except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase price of such Shares shall have been fixed, as provided above.
      Section 3.  Redemptions at the Option of the
Trust. At the option of the Board of Trustees the Trust may, from time to time, without the vote of the Shareholders, but subject to the 1940 Act, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established from time to time by the Board of Trustees.
      Section 4.  Transfer of Shares.  Shares shall
be transferable in accordance with the provisions of the By-Laws.
ARTICLE VII

LIMITATION OF LIABILITY
AND INDEMNIFICATION OF AGENT
      Section 1.  Limitation of Liability.
            (a)	For the purpose of this
Article, "Agent" means any Person who is or was a
Trustee, officer, employee or other agent of the
Trust or is or was serving at the request of the Trust
as a trustee, director, officer, employee or other
agent of another foreign or domestic corporation,
partnership, joint venture, trust or other enterprise;
"Proceeding" means any threatened, pending or
completed action or proceeding, whether civil,
criminal, administrative or investigative; and
"Expenses" include without limitation attorneys'
fees and any expenses of establishing a right to
indemnification under this Article.
            (b)	An Agent shall be liable to
the Trust and to any Shareholder for any act or
omission that constitutes a bad faith violation of the
implied contractual covenant of good faith and fair
dealing, for such Agent's own willful misfeasance,
bad faith, gross negligence or reckless disregard of
the duties involved in the conduct of such Agent
(such conduct referred to herein as "Disqualifying
Conduct"), and for nothing else.
            (c)	Subject to subsection (b) of
this Section 1 and to the fullest extent that
limitations on the liability of Agents are permitted
by the DSTA, the Agents shall not be responsible or
liable in any event for any act or omission of any
other Agent of the Trust or any Investment Adviser
or Principal Underwriter of the Trust.
            (d)	No Agent, when acting in its
respective capacity as such, shall be personally
liable to any Person, other than the Trust or a
Shareholder to the extent provided in subsections
(b) and (c) of this Section 1, for any act, omission or
obligation of the Trust or any Trustee thereof.
            (e)	Each Trustee, officer and
employee of the Trust shall, in the performance of
his or her duties, be fully and completely justified
and protected with regard to any act or any failure
to act resulting from reliance in good faith upon the
books of account or other records of the Trust, upon
an opinion of counsel, or upon reports made to the
Trust by any of its officers or employees or by the
Investment Adviser, the Principal Underwriter, any
other Agent, selected dealers, accountants,
appraisers or other experts or consultants selected
with reasonable care by the Trustees, officers or
employees of the Trust, regardless of whether such
counsel or expert may also be a Trustee.  The
officers and Trustees may obtain the advice of
counsel or other experts with respect to the meaning
and operation of this Declaration of Trust, the By-
Laws, applicable law and their respective duties as
officers or Trustees.  No such officer or Trustee
shall be liable for any act or omission in accordance
with such advice, records and/or reports and no
inference concerning liability shall arise from a
failure to follow such advice, records and/or reports.
The officers and Trustees shall not be required to
give any bond hereunder, nor any surety if a bond is
required by applicable law.
            (f)	The failure to make timely
collection of dividends or interest, or to take timely
action with respect to entitlements, on the Trust's
securities issued in emerging countries, shall not be
deemed to be negligence or other fault on the part of
any Agent, and no Agent shall have any liability for
such failure or for any loss or damage resulting
from the imposition by any government of
exchange control restrictions which might affect the
liquidity of the Trust's assets or from any war or
political act of any foreign government to which
such assets might be exposed, except, in the case of
a Trustee or officer, for liability resulting from such
Trustee's or officer's Disqualifying Conduct.
            (g)	The limitation on liability
contained in this Article applies to events occurring
at the time a Person serves as an Agent whether or
not such Person is an Agent at the time of any
Proceeding in which liability is asserted.
            (h)	No amendment or repeal of
this Article shall adversely affect any right or
protection of an Agent that exists at the time of such
amendment or repeal.
      Section 2.  Indemnification.
            (a)	Indemnification by Trust.
The Trust shall indemnify, out of Trust Property, to
the fullest extent permitted under applicable law,
any Person who was or is a party or is threatened to
be made a party to any Proceeding by reason of the
fact that such Person is or was an Agent of the
Trust, against Expenses, judgments, fines,
settlements and other amounts actually and
reasonably incurred in connection with such
Proceeding if such Person acted in good faith or in
the case of a criminal proceeding, had no reasonable
cause to believe the conduct of such Person was
unlawful.  The termination of any Proceeding by
judgment, order, settlement, conviction or plea of
nolo contendere or its equivalent shall not of itself
create a presumption that the Person did not act in
good faith or that the Person had reasonable cause
to believe that the Person's conduct was unlawful.
            (b)	Exclusion of Indemnification.
Notwithstanding any provision to the contrary
contained herein, there shall be no right to
indemnification for any liability arising by reason of
the Agent's Disqualifying Conduct.  In respect of
any claim, issue or matter as to which that Person
shall have been adjudged to be liable in the
performance of that Person's duty to the Trust or
the Shareholders, indemnification shall be made
only to the extent that the court in which that action
was brought shall determine, upon application or
otherwise, that in view of all the circumstances of
the case, that Person was not liable by reason of that
Person's Disqualifying Conduct.
            (c)	Required Approval.  Any
indemnification under this Article shall be made by
the Trust if authorized in the specific case on a
determination that indemnification of the Agent is
proper in the circumstances by (i) a final decision
on the merits by a court or other body before whom
the proceeding was brought that the Agent was not
liable by reason of Disqualifying Conduct
(including, but not limited to, dismissal of either a
court action or an administrative proceeding against
the Agent for insufficiency of evidence of any
Disqualifying Conduct) or, (ii) in the absence of
such a decision, a reasonable determination, based
upon a review of the facts, that the Agent was not
liable by reason of Disqualifying Conduct, by (1)
the vote of a majority of a quorum of the Trustees
who are not (x) "interested persons" of the Trust as
defined in Section 2(a)(19) of the 1940 Act, (y)
parties to the proceeding, or (z) parties who have
any economic or other interest in connection with
such specific case (the "disinterested, non-party
Trustees"); or (2) by independent legal counsel in a
written opinion.
            (d)	Advancement of Expenses.
Expenses incurred by an Agent in defending any
Proceeding may be advanced by the Trust before
the final disposition of the Proceeding on receipt of
an undertaking by or on behalf of the Agent to
repay the amount of the advance if it shall be
determined ultimately that the Agent is not entitled
to be indemnified as authorized in this Article;
provided, that at least one of the following
conditions for the advancement of expenses is met:
(i) the Agent shall provide a security for his
undertaking, (ii) the Trust shall be insured against
losses arising by reason of any lawful advances, or
(iii) a majority of a quorum of the disinterested,
non-party Trustees of the Trust, or an independent
legal counsel in a written opinion, shall determine,
based on a review of readily available facts (as
opposed to a full trial-type inquiry), that there is
reason to believe that the Agent ultimately will be
found entitled to indemnification.
            (e)	Other Contractual Rights.
Nothing contained in this Article shall affect any
right to indemnification to which Persons other than
Trustees and officers of the Trust or any subsidiary
thereof may be entitled by contract or otherwise.
            (f)	Fiduciaries of Employee
Benefit Plan. This Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that Person's capacity as such, even though that Person may also be an Agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.
      Section 3.  Insurance.  To the fullest extent
permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust
Property, insurance for liability and for all Expenses reasonably incurred or paid or expected to be paid by an Agent in connection with any Proceeding in which such Agent becomes involved by virtue of such Agent's actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Agent against such liability.
      Section 4.  Derivative Actions.  Subject to
the requirements set forth in Section 3816 of the DSTA, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such action is excused. A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a material personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter.
ARTICLE VIII

CERTAIN TRANSACTIONS
      Section 1.  Dissolution of Trust or Series.
The Trust and each Series shall have perpetual
existence, except that the Trust (or a particular
Series) shall be dissolved:
            (a)	With respect to the Trust, (i)
upon the vote of the holders of not less than a
majority of the Shares of the Trust cast, or (ii) at the
discretion of the Board of Trustees either (A) at any
time there are no Shares outstanding of the Trust, or
(B) upon prior written notice to the Shareholders of
the Trust; or
            (b)	With respect to a particular
Series, (i) upon the vote of the holders of not less
than a majority of the Shares of such Series cast, or
(ii) at the discretion of the Board of Trustees either
(A) at any time there are no Shares outstanding of
such Series, or (B) upon prior written notice to the
Shareholders of such Series; or
            (c)	With respect to the Trust (or
a particular Series), upon the occurrence of a
dissolution or termination event pursuant to any
other provision of this Declaration of Trust
(including Article VIII, Section 2) or the DSTA; or
            (d)	With respect to any Series,
upon any event that causes the dissolution of the
Trust.
      Upon dissolution of the Trust (or a particular
Series, as the case may be), the Board of Trustees
shall (in accordance with Section 3808 of the
DSTA) pay or make reasonable provision to pay all
claims and obligations of the Trust and/or each
Series (or the particular Series, as the case may be),
including all contingent, conditional or unmatured
claims and obligations known to the Trust, and all
claims and obligations which are known to the
Trust, but for which the identity of the claimant is
unknown.  If there are sufficient assets held with
respect to the Trust and/or each Series of the Trust
(or the particular Series, as the case may be), such
claims and obligations shall be paid in full and any
such provisions for payment shall be made in full.
If there are insufficient assets held with respect to
the Trust and/or each Series of the Trust (or the
particular Series, as the case may be), such claims
and obligations shall be paid or provided for
according to their priority and, among claims and
obligations of equal priority, ratably to the extent of
assets available therefor.  Any remaining assets
(including, without limitation, cash, securities or
any combination thereof) held with respect to the
Trust and/or each Series of the Trust (or the
particular Series, as the case may be) shall be
distributed to the Shareholders of the Trust and/or
each Series of the Trust (or the particular Series, as
the case may be) ratably according to the number of
Shares of the Trust and/or such Series thereof (or
the particular Series, as the case may be) held of
record by the several Shareholders on the date for
such dissolution distribution; provided, however,
that if the Shares of the Trust or a Series are divided
into Classes thereof, any remaining assets
(including, without limitation, cash, securities or
any combination thereof) held with respect to the
Trust or such Series, as applicable, shall be
distributed to each Class of the Trust or such Series
according to the net asset value computed for such
Class and within such particular Class, shall be
distributed ratably to the Shareholders of such Class
according to the number of Shares of such Class
held of record by the several Shareholders on the
date for such dissolution distribution.  Upon the
winding up of the Trust in accordance with Section
3808 of the DSTA and its termination, any one (1)
Trustee shall execute, and cause to be filed, a
certificate of cancellation, with the office of the
Secretary of State of the State of Delaware in
accordance with the provisions of Section 3810 of
the DSTA.
      Section 2.  Merger or Consolidation;
Conversion; Reorganization.
            (a)	Merger or Consolidation.
Pursuant to an agreement of merger or
consolidation, the Board of Trustees, by vote of a
majority of the Trustees, may cause the Trust to
merge or consolidate with or into one or more
statutory trusts or "other business entities" (as
defined in Section 3801 of the DSTA) formed or
organized or existing under the laws of the State of
Delaware or any other state of the United States or
any foreign country or other foreign jurisdiction.
Any such merger or consolidation shall not require
the vote of the Shareholders unless such vote is
required by the 1940 Act; provided however, that
the Board of Trustees shall provide at least thirty
(30) days' prior written notice to the Shareholders
of such merger or consolidation.  By reference to
Section 3815(f) of the DSTA, any agreement of
merger or consolidation approved in accordance
with this Section 2(a) may, without a Shareholder
vote, unless required by the 1940 Act, the
requirements of any securities exchange on which
Shares are listed for trading or any other provision
of this Declaration of Trust or the By-Laws, effect
any amendment to this Declaration of Trust or the
By-Laws or effect the adoption of a new governing
instrument if the Trust is the surviving or resulting
statutory trust in the merger or consolidation, which
amendment or new governing instrument shall be
effective at the effective time or date of the merger
or consolidation.  In all respects not governed by the
DSTA, the 1940 Act, other applicable law or the
requirements of any securities exchange on which
Shares are listed for trading, the Board of Trustees
shall have the power to prescribe additional
procedures necessary or appropriate to accomplish a
merger or consolidation, including the power to
create one or more separate statutory trusts to which
all or any part of the assets, liabilities, profits or
losses of the Trust may be transferred and to
provide for the conversion of Shares into beneficial
interests in such separate statutory trust or trusts.
Upon completion of the merger or consolidation, if
the Trust is the surviving or resulting statutory trust,
any one (1) Trustee shall execute, and cause to be
filed, a certificate of merger or consolidation in
accordance with Section 3815 of the DSTA.
            (b)	Conversion.  The Board of
Trustees, by vote of a majority of the Trustees, may
cause (i) the Trust to convert to an "other business
entity" (as defined in Section 3801 of the DSTA)
formed or organized under the laws of the State of
Delaware as permitted pursuant to Section 3821 of
the DSTA; (ii) the Shares of the Trust or any Series
to be converted into beneficial interests in another
statutory trust (or series thereof) created pursuant to
this Section 2 of this Article VIII, or (iii) the Shares
to be exchanged under or pursuant to any state or
federal statute to the extent permitted by law.  Any
such statutory conversion, Share conversion or
Share exchange shall not require the vote of the
Shareholders unless such vote is required by the
1940 Act; provided however, that the Board of
Trustees shall provide at least thirty (30) days' prior
written notice to the Shareholders of the Trust of
any conversion of Shares of the Trust pursuant to
Subsections (b)(i) or (b)(ii) of this Section 2 or
exchange of Shares of the Trust pursuant to
Subsection (b)(iii) of this Section 2, and at least
thirty (30) days' prior written notice to the
Shareholders of a particular Series of any
conversion of Shares of such Series pursuant to
Subsection (b)(ii) of this Section 2 or exchange of
Shares of such Series pursuant to Subsection (b)(iii)
of this Section 2.  In all respects not governed by
the DSTA, the 1940 Act, other applicable law or the
requirements of any securities exchange on which
Shares are listed for trading, the Board of Trustees
shall have the power to prescribe additional
procedures necessary or appropriate to accomplish a
statutory conversion, Share conversion or Share
exchange, including the power to create one or
more separate statutory trusts to which all or any
part of the assets, liabilities, profits or losses of the
Trust may be transferred and to provide for the
conversion of Shares of the Trust or any Series
thereof into beneficial interests in such separate
statutory trust or trusts (or series thereof).
            (c)	Reorganization.  The Board
of Trustees, by vote of a majority of the Trustees, may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") or all or substantially all of the assets associated with any one or more Series ("sale of such Series' assets"), to another trust, statutory trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other
Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust or the liabilities associated with the Series the assets of which are so transferred, as applicable, or (b) not being made subject to, or not with the assumption of, such liabilities. Any such sale, conveyance and transfer shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the Shareholders of the Trust of any such sale of Trust assets, and at least thirty (30) days prior written notice to the Shareholders of a particular Series of any sale of such Series' assets.
Following such sale of Trust assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders of the Trust (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have been so sold, conveyed and transferred, and due effect to the differences among the various Classes within each such Series). Following a sale of such Series' assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders of such Series (giving due effect to the differences among the various Classes within each such Series). If all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved; and if all of the assets of a Series have been so sold, conveyed and transferred, such Series and the Classes thereof shall be dissolved. In all respects not governed by the DSTA, the 1940 Act or other applicable law, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish such sale, conveyance and transfer, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.
      Section 3.  Master Feeder Structure.  If
permitted by the 1940 Act, the Board of Trustees, by vote of a majority of the Trustees, and without a Shareholder vote, may cause the Trust or any one or more Series to convert to a master feeder structure
(a structure in which a feeder fund invests all of its assets in a master fund, rather than making investments in securities directly) and thereby cause existing Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.
      Section 4.  Absence of Appraisal or
Dissenters' Rights. No Shareholder shall be entitled, as a matter of right, to relief as a dissenting
Shareholder in respect of any proposal or action involving the Trust or any Series or any Class thereof.
ARTICLE IX

AMENDMENTS
      Section 1.  Amendments Generally.  This
Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by not less than a majority of the Board of Trustees and, to the extent required by this Declaration of Trust, the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, by approval of such amendment by the Shareholders in accordance with
Article III, Section 6 hereof and Article V hereof.
Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein. The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees, without Shareholder approval, to correct any inaccuracy contained therein. Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one (1) Trustee and shall be effective immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.
ARTICLE X

MISCELLANEOUS
      Section 1.  References: Headings:
Counterparts.  In this Declaration of Trust and in
any restatement hereof and/or amendment hereto,
references to this instrument, and all expressions of
similar effect to "herein," "hereof" and "hereunder,"
shall be deemed to refer to this instrument as so
restated and/or amended.  Headings are placed
herein for convenience of reference only and shall
not be taken as a part hereof or control or affect the
meaning, construction or effect of this instrument.
Whenever the singular number is used herein, the
same shall include the plural; and the neuter,
masculine and feminine genders shall include each
other, as applicable.  Any references herein to
specific sections of the DSTA, the Code or the 1940
Act shall refer to such sections as amended from
time to time or any successor sections thereof.  This
instrument may be executed in any number of
counterparts, each of which shall be deemed an
original.
      Section 2.  Applicable Law.  This
Declaration of Trust is created under and is to be
governed by and construed and administered
according to the laws of the State of Delaware and
the applicable provisions of the 1940 Act and the
Code.  The Trust shall be a Delaware statutory trust
pursuant to the DSTA, and without limiting the
provisions hereof, the Trust may exercise all powers
which are ordinarily exercised by such a statutory
trust.
      Section 3.  Provisions in Conflict with Law
or Regulations.
            (a)	The provisions of this
Declaration of Trust are severable, and if the Board
of Trustees shall determine, with the advice of
counsel, that any of such provisions is in conflict
with the 1940 Act, the Code, the DSTA, or with
other applicable laws and regulations, the
conflicting provision shall be deemed not to have
constituted a part of this Declaration of Trust from
the time when such provisions became inconsistent
with such laws or regulations; provided, however,
that such determination shall not affect any of the
remaining provisions of this Declaration of Trust or
render invalid or improper any action taken or
omitted prior to such determination.
            (b)	If any provision of this
Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.
      Section 4.  Statutory Trust Only.  It is the
intention of the Trustees to create hereby a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between, respectively, the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA.
Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
      Section 5.  Use of the Names "Franklin,"
"Templeton," "Fiduciary Trust," and/or
"Institutional Fiduciary Trust".  The Board of
Trustees expressly agrees and acknowledges that the names "Franklin," "Templeton," "Fiduciary
Trust," and "Institutional Fiduciary Trust" are the sole property of Franklin Resources, Inc. ("FRI").
FRI has granted to the Trust a non-exclusive license to use such names as part of the name of the Trust now and in the future. The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by FRI if the Trust ceases to use FRI or one of its Affiliates as Investment Adviser or to use other Affiliates or successors of FRI for such purposes. In such event, the nonexclusive license may be revoked by FRI and the Trust shall cease using the names "Franklin," "Templeton,"
"Fiduciary Trust," "Institutional Fiduciary Trust" or any name misleadingly implying a continuing relationship between the Trust and FRI or any of its Affiliates, as part of its name unless otherwise consented to by FRI or any successor to its interests in such names.
      The Board of Trustees further understands and agrees that so long as FRI and/or any future advisory Affiliate of FRI shall continue to serve as the Trust's Investment Adviser, other registered open- or closed-end investment companies
("funds") as may be sponsored or advised by FRI or its Affiliates shall have the right permanently to adopt and to use the names "Franklin", "Templeton," "Fiduciary Trust" and/or
"Institutional Fiduciary Trust" in their names and in the names of any series or Class of shares of such funds.
      IN WITNESS WHEREOF, the Trustees of
Franklin California Tax-Free Trust named below do hereby make and enter into this Agreement and Declaration of Trust as of the date first written above.


/s/Harris J. Ashton
Harris J. Ashton,
Trustee


/s/Charles B. Johnson
Charles B. Johnson,
Trustee


/s/Frank W. T. LaHaye
Frank W. T. LaHaye,
Trustee




/s/Edith E. Holiday
Edith E. Holiday,
Trustee


/s/Rupert H. Johnson, Jr.
Rupert H. Johnson, Jr.,
Trustee


/s/John B. Wilson
John B. Wilson, Trustee




Franklin California Tax-Free Trust

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Franklin California Tax-Free Trust

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